UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 28, 2007
                        (Date of earliest event reported)


                                IXYS CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                    000-26124             77-0140882
(State or other jurisdiction of   (Commission File No.)     (IRS Employer
         incorporation)                                   Identification No.)


                               3540 Bassett Street
                              Santa Clara, CA 95054
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (408) 982-0700

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) The Company notified Nasdaq on March 5, 2007 that, due to the resignation of Kenneth D. Wong from his position as a director and as a member of the Audit Committee (as disclosed in Item 5.02 hereof), the Company is not currently in compliance with Rule 4350(d)(2). That rule requires the Company to have an Audit Committee consisting of three independent directors. There are currently two independent directors on the Audit Committee and one vacancy.

         Pursuant to Nasdaq Rule 4350(d)(4)(B), the Company has until the earlier of (i) the next annual shareholders meeting (or September 1, 2007, if later) or (ii) March 5, 2008, which is one year from the occurrence of the event that caused the failure to comply with this requirement, to regain compliance with the rule.

         As noted in Item 5.02 hereof, the Company is currently searching for a new independent Board member who would, among other things, have financial fluency and be willing to serve on the Audit Committee.


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 28, 2007, Director Kenneth D. Wong orally notified the Company of his intention to resign from the Board of Directors. On March 5, 2007, the Company received Mr. Wong's written resignation, which was effective on March 5, 2007.

         In his written resignation, Mr. Wong indicated that he is resigning due to advice from Nasdaq that the consummation of the pending real estate transaction between the Company and an affiliate of his firm, Menlo Equities LLC, pursuant to the agreement disclosed in the Form 8-K filed on February 6, 2007, would cause him to lose his independence. His resignation leaves the Board of Directors with three independent directors and two directors who are not independent.

         Mr. Wong was a member of the Audit Committee. His resignation leaves a vacancy on that committee, which now consists of only two independent directors, Donald L. Feucht and David L. Millstein. The Company is currently searching for a new independent Board member who would, among other things, have financial fluency and be willing to serve on the Audit Committee.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                IXYS CORPORATION



                                By: /s/ Uzi Sasson
                                    -------------------------------------------
                                    Uzi Sasson
                                    Vice President of Finance and Chief
                                    Financial Officer
                                    (Principal Financial Officer)

Date:  March 6, 2007